Exhibit 99.1
NEWS RELEASE

TCF Financial Corporation • 200 Lake Street East • Wayzata MN 55391

FOR IMMEDIATE RELEASE

Contact:
Mark Goldman	(952) 475-7050	news@tcfbank.com	(Media)
Jason Korstange	(952) 745-2755	investor@tcfbank.com	(Investors)

TCF REPORTS QUARTERLY NET INCOME OF $101.4 MILLION, OR 57 CENTS PER SHARE
AND ANNUAL NET INCOME OF $268.6 MILLION, OR $1.44 PER SHARE

TCF UTILIZES TAX BENEFITS TO GIVE BACK TO ITS TEAM MEMBERS AND COMMUNITIES,
INVEST IN ITS BUSINESS AND DRIVE SHAREHOLDER VALUE

2018 ANNOUNCEMENTS

–	Announced a 100 percent increase to the quarterly common stock dividend

–	Announced the redemption of the Series B non-cumulative perpetual preferred stock on March 1, 2018

2017 OBSERVATIONS

–	Revenue of $1.4 billion, up 4.5 percent from 2016

–	Net interest margin of 4.54 percent, up 20 basis points from 2016

–	Period-end loans and leases of $19.1 billion, up 7.1 percent from December 31, 2016

–	Non-accrual loans and leases of $118.6 million, down 34.6 percent from December 31, 2016

–	Average deposits of $17.6 billion, up 2.7 percent from 2016

–	Earnings per share of $1.44, up 29 cents from 2016

FOURTH QUARTER OBSERVATIONS

–	Revenue of $362.8 million, up 10.9 percent from the fourth quarter of 2016

–	Net interest income of $241.9 million, up 14.4 percent from the fourth quarter of 2016

–	Net interest margin of 4.57 percent, up 27 basis points from the fourth quarter of 2016

–	Net charge-offs as a percentage of average loans and leases of 0.38 percent, up 11 basis points from the fourth quarter of 2016

–	Average deposits of $18.1 billion, up 6.3 percent from the fourth quarter of 2016

–	Earnings per share of 57 cents, up 30 cents from the fourth quarter of 2016

Summary of Financial Results										Table 1
				Change
	4Q	3Q	4Q	4Q17 vs		4Q17 vs		YTD	YTD
(Dollars in thousands, except per-share data)	2017	2017	2016	3Q17		4Q16		2017	2016	Change
Net income attributable to TCF	$101,399	$60,528	$50,092	67.5%		102.4%		$268,637	$212,124	26.6%
Net interest income	241,860	234,103	211,446	3.3		14.4		925,238	848,106	9.1
Diluted earnings per common share	0.57	0.29	0.27	96.6		111.1		1.44	1.15	25.2

Financial Ratios(1)
Return on average assets	1.82%	1.15%	0.99%	67	bps	83	bps	1.26%	1.05%	21	bps
Return on average common equity	16.95	8.44	8.40	851		855		10.80	9.13	167
Return on average tangible common equity(2)	32.87	9.57	9.43	2,330		2,344		15.73	10.29	544
Net interest margin	4.57	4.61	4.30	(4)		27		4.54	4.34	20
Net charge-offs as a percentage of average loans and leases	0.38	0.18	0.27	20		11		0.24	0.26	(2)

(1) Annualized.
(2) See "Reconciliation of GAAP to Non-GAAP Financial Measures" table.

WAYZATA, Minn. (January 30, 2018) - TCF Financial Corporation ("TCF" or the "Company") (NYSE: TCF) today reported net income of $101.4 million for the fourth quarter of 2017, compared with $50.1 million for the fourth quarter of 2016 and $60.5 million for the third quarter of 2017. Diluted earnings per common share was 57 cents for the fourth quarter of 2017 (inclusive of 29 cents per share of items listed below), compared with 27 cents for the fourth quarter of 2016 and 29 cents for the third quarter of 2017 (inclusive of a one-time reduction in net income available to common stockholders of 4 cents per common share related to the redemption of the Series A non-cumulative perpetual preferred stock in the third quarter of 2017). Net income and diluted earnings per common share for the fourth quarter of 2017 were impacted by the following items:

•	Estimated net tax benefit of $130.7 million, or 77 cents per common share, as a result of the enactment of the Tax Cuts and Jobs Act ("Tax Reform") on December 22, 2017,

•
Pre-tax charge of $88.2 million, or 48 cents per common share, related to impairment of goodwill and other intangible assets, severance, other asset impairments and lease termination write-offs associated with the discontinuation of auto finance loan originations effective December 1, 2017 and

•
Pre-tax impact of $13.1 million, or 5 cents per common share, related to additional TCF Foundation contribution, one-time team member bonuses, planned closure of five branches and inventory finance program extension.

"TCF generated positive momentum throughout 2017 that positions us well for continued success in 2018," said Craig R. Dahl, chairman and chief executive officer. "During the year, we successfully improved core earnings trends, reduced our risk profile and executed on our key initiatives. Our success in these areas, combined with the benefits from the recent Tax Reform, enabled us to give back to our team members and communities, invest in our business and drive shareholder value.

"During the fourth quarter, we discontinued auto finance loan originations and began deploying capital into other areas that we believe will provide a better return for our shareholders. We expect this initiative to result in a meaningful earnings improvement in 2018. As part of this decision, we announced a new share repurchase program and began repurchasing shares in the fourth quarter.

"Enactment of Tax Reform in the fourth quarter not only will reduce TCF’s effective tax rate moving forward, but it also created a significant net tax benefit in the quarter. As a result, we were pleased to provide one-time bonuses to eligible team members and make a significant donation to the TCF Foundation that will increase the grants we provide to nonprofit organizations in the communities we serve. Our strong capital position and earnings outlook have also allowed us to announce a 100 percent increase to our quarterly common stock dividend and the redemption of our Series B non-cumulative perpetual preferred stock on March 1, 2018.

"These actions, along with the execution of our business strategy in 2017, put us in a position of strength as we enter 2018. With a continued focus on our four strategic pillars and enhanced capital and earnings positions, we are poised to deliver improved returns for our shareholders."

Revenue

Total Revenue									Table 2
				Change
(Dollars in thousands)	4Q	3Q	4Q	4Q17 vs	4Q17 vs		YTD	YTD
	2017	2017	2016	3Q17	4Q16		2017	2016	Change
Total interest income	$270,628	$257,605	$231,658	5.1%	16.8%		$1,019,057	$930,730	9.5%
Total interest expense	28,768	23,502	20,212	22.4	42.3		93,819	82,624	13.5
Net interest income	241,860	234,103	211,446	3.3	14.4		925,238	848,106	9.1
Non-interest income:
Fees and service charges	33,267	34,605	35,132	(3.9)	(5.3)		131,887	137,664	(4.2)
Card revenue	14,251	14,177	13,689	0.5	4.1		55,732	54,882	1.5
ATM revenue	4,654	5,234	4,806	(11.1)	(3.2)		19,624	20,445	(4.0)
Subtotal	52,172	54,016	53,627	(3.4)	(2.7)		207,243	212,991	(2.7)
Gains on sales of auto loans, net	2,216	—	1,145	N.M.	93.5		5,460	34,832	(84.3)
Gains on sales of consumer real estate loans, net	11,407	8,049	16,676	41.7	(31.6)		37,327	50,427	(26.0)
Servicing fee income	9,000	9,966	11,404	(9.7)	(21.1)		41,347	40,182	2.9
Subtotal	22,623	18,015	29,225	25.6	(22.6)		84,134	125,441	(32.9)
Leasing and equipment finance	42,831	34,080	31,316	25.7	36.8		145,039	119,166	21.7
Other	3,218	2,930	1,365	9.8	135.8		11,646	8,883	31.1
Fees and other revenue	120,844	109,041	115,533	10.8	4.6		448,062	466,481	(3.9)
Gains (losses) on securities, net	48	189	135	(74.6)	(64.4)		237	(581)	N.M.
Total non-interest income	120,892	109,230	115,668	10.7	4.5		448,299	465,900	(3.8)
Total revenue	$362,752	$343,333	$327,114	5.7	10.9		$1,373,537	$1,314,006	4.5

Net interest margin(1)	4.57%	4.61%	4.30%	(4) bps	27	bps	4.54%	4.34%	20	bps
Total non-interest income as a percentage of total revenue	33.3	31.8	35.4	150	(210)		32.6	35.5	(290)

N.M. Not Meaningful.
(1) Annualized.

Net Interest Income

•
Net interest income for the fourth quarter of 2017 increased $30.4 million, or 14.4 percent, from the fourth quarter of 2016 primarily due to an increase in interest income on loans and leases, partially offset by an increase in total interest expense and a decrease in interest income on loans held for sale. Total interest income increased $39.0 million, or 16.8 percent, from the fourth quarter of 2016 primarily due to higher average balances and increased average yields on leasing and equipment finance loans and leases and increased average yields and higher average balances of commercial loans. The increase was also due to increased average yields on auto finance and consumer real estate loans and higher average balances of inventory finance loans. Total interest expense increased $8.6 million, or 42.3 percent, from the fourth quarter of 2016 primarily due to increased average rates and higher average balances of certificates of deposit, as well as higher average balances of long-term borrowings.

•
Net interest income for the fourth quarter of 2017 increased $7.8 million, or 3.3 percent, from the third quarter of 2017 primarily due to an increase in interest income on loans and leases, partially offset by an increase in total interest expense. Total interest income increased $13.0 million, or 5.1 percent, from the third quarter of 2017 primarily due to higher average balances and increased average yields on leasing and equipment finance loans and leases, higher average balances of consumer real estate loans and increased average yields on commercial loans. Total interest expense increased $5.3 million, or 22.4 percent, from the third quarter of 2017 primarily due to increased average rates and higher average balances of certificates of deposit, higher average balances of long-term borrowings and increased average rates on savings accounts.

•
Net interest margin was 4.57 percent for the fourth quarter of 2017, up 27 basis points from the fourth quarter of 2016 and down 4 basis points from the third quarter of 2017. The increase from the fourth quarter of 2016 was due to overall margin expansion on loans and leases, primarily impacted by interest rate increases, partially offset by higher average rates on higher average balances of certificates of deposit. The decrease from the third quarter of 2017 was primarily due to increased rates on higher average balances of certificates of deposits, as well as decreased average yields on inventory finance loans. These decreases were partially offset by higher average balances and increased average yields on leasing and equipment finance loans and leases.

Non-interest Income

•
TCF sold $126.1 million and $516.0 million of auto loans during the fourth quarters of 2017 and 2016, respectively, resulting in net gains in each respective period. TCF sold no auto loans during the third quarter of 2017. The decrease from the fourth quarter of 2016 was due to the strategic shift in auto finance.

•
TCF sold $359.7 million, $520.8 million and $291.0 million of consumer real estate loans during the fourth quarters of 2017 and 2016 and the third quarter of 2017, respectively, resulting in net gains in each respective period.

•
Servicing fee income was $9.0 million on $4.7 billion of average loans and leases serviced for others for the fourth quarter of 2017, compared with $11.4 million on $5.5 billion for the fourth quarter of 2016 and $10.0 million on $5.0 billion for the third quarter of 2017. The decreases from both periods were primarily due to run-off in the auto finance serviced for others portfolio.

•
Leasing and equipment finance non-interest income for the fourth quarter of 2017 increased $11.5 million, or 36.8 percent, from the fourth quarter of 2016 and increased $8.8 million, or 25.7 percent, from the third quarter of 2017. The increase from the fourth quarter of 2016 was primarily due to an increase in operating lease revenue, mainly driven by the acquisition of Equipment Financing & Leasing Corporation ("EFLC") in the second quarter of 2017. The increase from the third quarter of 2017 was primarily due to an increase in operating lease revenue driven by increased originations in the fourth quarter of 2017, as well as an increase in sales-type lease revenue due to customer-driven events.

Loans and Leases

Period-End and Average Loans and Leases								Table 3
				Percent Change
	4Q	3Q	4Q	4Q17 vs	4Q17 vs	YTD	YTD	Percent
(Dollars in thousands)	2017	2017	2016	3Q17	4Q16	2017	2016	Change
Period-End:
Consumer real estate:
First mortgage lien	$1,959,387	$1,953,199	$2,292,596	0.3%	(14.5)%
Junior lien	2,860,309	2,977,613	2,791,756	(3.9)	2.5
Total consumer real estate	4,819,696	4,930,812	5,084,352	(2.3)	(5.2)
Commercial	3,561,193	3,489,680	3,286,478	2.0	8.4
Leasing and equipment finance	4,761,661	4,730,931	4,336,310	0.6	9.8
Inventory finance	2,739,754	2,576,077	2,470,175	6.4	10.9
Auto finance	3,199,639	3,240,413	2,647,741	(1.3)	20.8
Other	22,517	20,439	18,771	10.2	20.0
Total	$19,104,460	$18,988,352	$17,843,827	0.6	7.1

Average:
Consumer real estate:
First mortgage lien	$1,959,067	$2,016,049	$2,306,421	(2.8)%	(15.1)%	$2,081,568	$2,424,013	(14.1)%
Junior lien	3,013,356	2,821,051	2,779,725	6.8	8.4	2,814,276	2,810,116	0.1
Total consumer real estate	4,972,423	4,837,100	5,086,146	2.8	(2.2)	4,895,844	5,234,129	(6.5)
Commercial	3,536,725	3,473,425	3,147,517	1.8	12.4	3,433,276	3,126,881	9.8
Leasing and equipment finance	4,713,015	4,316,434	4,252,543	9.2	10.8	4,399,138	4,106,718	7.1
Inventory finance	2,688,387	2,479,416	2,389,980	8.4	12.5	2,646,500	2,414,684	9.6
Auto finance	3,267,855	3,280,612	2,647,088	(0.4)	23.5	3,105,326	2,693,041	15.3
Other	13,007	11,567	9,307	12.4	39.8	11,149	9,538	16.9
Total	$19,191,412	$18,398,554	$17,532,581	4.3	9.5	$18,491,233	$17,584,991	5.2

•
Period-end loans and leases were $19.1 billion at December 31, 2017, an increase of $1.3 billion, or 7.1 percent, from December 31, 2016 and consistent with loans and leases at September 30, 2017. Average loans and leases were $19.2 billion for the fourth quarter of 2017, an increase of $1.7 billion, or 9.5 percent, from the fourth quarter of 2016 and an increase of $0.8 billion, or 4.3 percent, from the third quarter of 2017.

The increases from December 31, 2016 for period-end loans and leases and average loans and leases were primarily due to increases in the auto finance and leasing and equipment finance portfolios, as well as increases in the commercial and inventory finance portfolios, partially offset by a decrease in the consumer real estate portfolio. The increases in the auto finance portfolio were primarily due to the reclassification of loans from held for sale to held for investment during the second quarter of 2017, partially offset by the discontinuation of auto finance loan originations effective December 1, 2017. The increases in the leasing and equipment finance portfolio were primarily attributable to a loan and lease portfolio purchase of $445.5 million on September 29, 2017. The decreases in the consumer real estate portfolio were primarily due to decreases in the first mortgage lien portfolio due to run-off and the non-accrual loan sales in the first and third quarters of 2017 totaling $71.2 million.

The increase from the third quarter of 2017 for average loans and leases was primarily due to increases in the leasing and equipment finance, inventory finance and consumer real estate loan portfolios. The increase in the leasing and equipment finance portfolio is primarily due to the loan and lease portfolio purchase on September 29, 2017. The increase in the inventory finance portfolio is primarily due to seasonality and the expansion of the number of active dealers. The increase in the consumer real estate portfolio is primarily due to an increase in the junior lien portfolio attributable to the purchase of a loan portfolio of $175.4 million on September 27, 2017.

•
Loan and lease originations were $3.9 billion for the fourth quarter of 2017, a decrease of $0.4 billion, or 8.7 percent, from the fourth quarter of 2016 and consistent with the third quarter of 2017. The decrease from the fourth quarter of 2016 was primarily due to decreased originations in auto finance and consumer real estate, partially offset by higher inventory finance and commercial originations.

Credit Quality

Credit Trends							Table 4
						Change
	4Q	3Q	2Q	1Q	4Q	4Q17 vs	4Q17 vs
(Dollars in thousands)	2017	2017	2017	2017	2016	3Q17	4Q16
Over 60-day delinquencies as a percentage of period-end loans and leases(1)	0.12%	0.13%	0.11%	0.09%	0.12%	(1) bps	— bps
Net charge-offs as a percentage of average loans and leases(2), (3), (4)	0.38	0.18	0.28	0.11	0.27	20	11
Non-accrual loans and leases and other real estate owned	$136,807	$146,024	$158,000	$170,940	$228,242	(6.3)%	(40.1)%
Provision for credit losses	22,259	14,545	19,446	12,193	19,888	53.0	11.9

(1) Excludes non-accrual loans and leases.
(2) Annualized.
(3) Excluding the $4.6 million recovery from the consumer real estate non-accrual loan sale, net charge-offs as a percentage of average loans and leases was 0.28% for 3Q 2017.
(4) Excluding the $8.7 million recovery from the consumer real estate non-accrual loan sale, net charge-offs as a percentage of average loans and leases was 0.31% for 1Q 2017.

•
The over 60-day delinquency rate, excluding non-accrual loans and leases, was 0.12 percent at December 31, 2017, consistent with the rate at December 31, 2016 and down 1 basis point from the September 30, 2017 rate. Delinquencies improved in the consumer real estate portfolio from December 31, 2016, however this improvement was offset by higher delinquencies in the auto finance and leasing and equipment finance portfolios. The decrease from September 30, 2017 was primarily due to improved delinquencies in the consumer real estate portfolio, partially offset by higher delinquencies in the auto finance portfolio.

•
The net charge-off rate was 0.38 percent for the fourth quarter of 2017, up 11 basis points from the fourth quarter of 2016 and up 20 basis points from the third quarter of 2017. The increase from the fourth quarter of 2016 was primarily due to increased net charge-offs in the leasing and equipment finance and auto finance portfolios, partially offset by decreased net charge-offs in the consumer real estate portfolio. The increase from the third quarter of 2017 was primarily due to a $4.6 million recovery of previous charge-offs related to the consumer real estate non-accrual loans that were sold in the third quarter of 2017 and increased net charge-offs in the leasing and equipment finance and auto finance portfolios.

•
Non-accrual loans and leases and other real estate owned were $136.8 million at December 31, 2017, a decrease of $91.4 million, or 40.1 percent, from December 31, 2016 and a decrease of $9.2 million, or 6.3 percent, from September 30, 2017. Non-accrual loans and leases were $118.6 million at December 31, 2017, a decrease of $62.9 million, or 34.6 percent, from December 31, 2016 and a decrease of $1.0 million, or 0.9 percent, from September 30, 2017. The decrease from December 31, 2016 was primarily due to the consumer real estate non-accrual loan sales in the first and third quarters of 2017, totaling $71.2 million, partially offset by an increase in non-accrual loans and leases in the leasing and equipment finance portfolio. The decrease from September 30, 2017 was primarily due to a decrease in non-accrual loans in the commercial portfolio, partially offset by an increase in non-accrual loans in the consumer real estate portfolio. Other real estate owned was $18.2 million at December 31, 2017, a decrease of $28.6 million, or 61.1 percent, from December 31, 2016 and a decrease of $8.2 million, or 31.0 percent, from September 30, 2017. The decrease from December 31, 2016 was primarily due to sales of consumer real estate properties outpacing additions and sales of commercial real estate properties. The decrease from September 30, 2017 was primarily due to sales of commercial real estate properties and sales of consumer real estate properties outpacing additions.

•
Provision for credit losses was $22.3 million for the fourth quarter of 2017, an increase of $2.4 million, or 11.9 percent, from the fourth quarter of 2016 and an increase of $7.7 million, or 53.0 percent, from the third quarter of 2017. The increase from the fourth quarter of 2016 was primarily due to increased net charge-offs in the leasing and equipment finance portfolio. The increase from the third quarter of 2017 was primarily due to increased reserve requirements and increased net charge-offs in the consumer real estate portfolio mainly driven by the recovery of $4.6 million in the third quarter of 2017 on previous charge-offs related to the consumer real estate non-accrual loans that were sold.

Deposits

Average Deposits										Table 5
				Change
	4Q	3Q	4Q	4Q17 vs		4Q17 vs		YTD	YTD
(Dollars in thousands)	2017	2017	2016	3Q17		4Q16		2017	2016	Change

Checking	$6,098,522	$6,046,372	$5,759,806	0.9%		5.9%		$6,018,415	$5,688,690	5.8%
Savings	5,154,216	4,859,973	4,681,662	6.1		10.1		4,903,505	4,689,543	4.6
Money market	1,854,442	2,106,814	2,429,239	(12.0)		(23.7)		2,140,553	2,488,977	(14.0)
Certificates of deposit	5,032,085	4,636,007	4,198,190	8.5		19.9		4,495,062	4,229,247	6.3
Total average deposits	$18,139,265	$17,649,166	$17,068,897	2.8		6.3		$17,557,535	$17,096,457	2.7

Average interest rate on deposits(1)	0.46%	0.38%	0.35%	8	bps	11	bps	0.38%	0.36%	2	bps

(1) Annualized.

•
Total average deposits for the fourth quarter of 2017 increased $1.1 billion, or 6.3 percent, from the fourth quarter of 2016 and increased $490.1 million, or 2.8 percent, from the third quarter of 2017. The increases from both periods were primarily due to growth in average certificates of deposit, savings balances and checking balances, partially offset by a decrease in money market balances.

•
The average interest rate on deposits for the fourth quarter of 2017 was 0.46 percent, up 11 basis points from the fourth quarter of 2016 and up 8 basis points from the third quarter of 2017. The increases from both periods were primarily due to increased average interest rates resulting from promotions for certificates of deposit and savings accounts. The increase from the fourth quarter of 2016 was partially offset by decreased average interest rates on money market balances.

Non-interest Expense

Non-interest Expense										Table 6
				Change
	4Q	3Q	4Q	4Q17 vs		4Q17 vs		YTD	YTD
(Dollars in thousands)	2017	2017	2016	3Q17		4Q16		2017	2016	Change

Compensation and employee benefits	$127,713	$115,127	$115,001	10.9%		11.1%		$483,235	$474,722	1.8%
Occupancy and equipment	39,578	38,766	38,150	2.1		3.7		156,909	149,980	4.6
Other	158,936	61,408	59,235	158.8		168.3		345,456	231,420	49.3
Subtotal	326,227	215,301	212,386	51.5		53.6		985,600	856,122	15.1
Operating lease depreciation	16,497	15,696	10,906	5.1		51.3		55,901	40,359	38.5
Foreclosed real estate and repossessed assets, net	4,739	3,829	1,889	23.8		150.9		17,756	13,187	34.6
Other credit costs, net	343	209	178	64.1		92.7		677	219	N.M.
Total non-interest expense	$347,806	$235,035	$225,359	48.0		54.3		$1,059,934	$909,887	16.5

Efficiency ratio	95.88%	68.46%	68.89%	2,742	bps	2,699	bps	77.17%	69.25%	792	bps

N.M. Not Meaningful.

•
Non-interest expense for the fourth quarter of 2017 increased $122.4 million, or 54.3 percent, from the fourth quarter of 2016 and increased $112.8 million, or 48.0 percent, from the third quarter of 2017. The increases from both periods were primarily due to increases in other non-interest expense and compensation and employee benefits. The increase from the fourth quarter of 2016 was also due to increases in operating lease depreciation and foreclosed real estate and repossessed assets expense.

•
Compensation and employee benefits expense increased $12.7 million, or 11.1 percent, from the fourth quarter of 2016 and increased $12.6 million, or 10.9 percent, from the third quarter of 2017. The increases from both periods were primarily due to higher incentive compensation and one-time employee bonuses, partially offset by reduced headcount in auto finance.

•
Other non-interest expense increased $99.7 million, or 168.3 percent, from the fourth quarter of 2016 and increased $97.5 million, or 158.8 percent, from the third quarter of 2017. The increases from both periods were primarily due to charges related to the discontinuation of auto finance loan originations, including goodwill and other intangible assets impairment charges of $73.4 million and severance, asset impairment and lease termination write-offs expenses of $14.8 million, as well as the donation to TCF Foundation of $5.0 million.

•
Operating lease depreciation increased $5.6 million, or 51.3 percent, from the fourth quarter of 2016 primarily due to an increase in leasing and equipment finance operating lease revenue related to the acquisition of EFLC.

•
Net expenses related to foreclosed real estate and repossessed assets increased $2.9 million, or 150.9 percent, from the fourth quarter of 2016 primarily due to lower gains on sales of commercial properties and higher repossessed assets expense attributable to auto finance, partially offset by lower operating expenses primarily due to maintaining fewer consumer real estate properties.

Income Tax Expense (Benefit)

•
The Company’s income tax benefit for the fourth quarter of 2017 was $111.0 million, compared with income tax expense of $29.8 million for the fourth quarter of 2016 and $30.7 million for the third quarter of 2017. The income tax benefit for the fourth quarter of 2017 was impacted by an estimated net tax benefit of $130.7 million primarily resulting from the re-measurement of the Company's estimated net deferred tax liability as a result of the enactment of Tax Reform.

Capital

Capital Information		Table 7
	At Dec. 31,	At Dec. 31,
(Dollars in thousands, except per-share data)	2017	2016
Total equity	$2,680,584	$2,444,645
Book value per common share	13.96	12.66
Tangible book value per common share(1)	12.92	11.33
Common equity to assets	10.42%	10.09%
Tangible common equity to tangible assets(1)	9.72	9.13
Capital accumulation rate(2)	13.81	8.59

	At Dec. 31,	At Dec. 31,
Regulatory Capital:	2017(3)	2016
Common equity Tier 1 capital	$2,242,410	$1,970,323
Tier 1 capital	2,522,178	2,248,221
Total capital	2,889,323	2,635,925

Regulatory Capital Ratios:
Common equity Tier 1 capital ratio	10.79%	10.24%
Tier 1 risk-based capital ratio	12.14	11.68
Total risk-based capital ratio	13.90	13.69
Tier 1 leverage ratio	11.12	10.73

(1) See "Reconciliation of GAAP to Non-GAAP Financial Measures" table.
(2) Calculated as the change in annualized year-to-date common equity Tier 1 capital as a percentage of prior year-end common equity Tier 1 capital.
(3) The regulatory capital ratios for 4Q 2017 are preliminary pending completion and filing of the Company's regulatory reports.

•	TCF maintained strong capital ratios as the Company accumulated capital through earnings as well as the impact of Tax Reform.

•
TCF repurchased 446,464 shares of its common stock during the fourth quarter of 2017 at an average cost of $20.51 per share under its share repurchase program.  TCF has the ability to purchase an additional $140.8 million in aggregate value of shares of TCF's common stock in its stock repurchase program authorized by its Board of Directors on November 27, 2017.

•
Effective October 16, 2017, TCF redeemed all outstanding shares of its Series A non-cumulative perpetual preferred stock and related depositary shares for $172.5 million using cash on hand and the net proceeds from the offering on September 14, 2017 of its Series C non-cumulative perpetual preferred stock and related depositary shares.

•
On January 30, 2018, TCF's Board of Directors declared a regular quarterly cash dividend of 15 cents per common share, an increase of 100.0 percent, payable on March 1, 2018, to stockholders of record at the close of business on February 15, 2018. TCF also declared dividends on the 6.45% Series B and 5.70% Series C non-cumulative perpetual preferred stock, both payable on March 1, 2018, to stockholders of record at the close of business on February 15, 2018.

•	On January 30, 2018, TCF's Board of Directors approved the redemption of all outstanding shares of TCF's 6.45% Series B non-cumulative perpetual preferred stock on March 1, 2018.

Webcast Information
A live webcast of TCF's conference call to discuss the fourth quarter earnings will be hosted at TCF's website,     http://ir.tcfbank.com, on January 30, 2018 at 9:00 a.m. CST. A slide presentation for the call will be available on the website prior to the call. Additionally, the webcast will be available for replay on TCF's website after the conference call. The website also includes free access to company news releases, TCF's annual report, investor presentations and SEC filings.

TCF is a Wayzata, Minnesota-based national bank holding company. As of December 31, 2017, TCF had $23.0 billion in total assets and 320 bank branches in Illinois, Minnesota, Michigan, Colorado, Wisconsin, Arizona and South Dakota providing retail and commercial banking services. TCF, through its subsidiaries, also conducts commercial leasing and equipment finance business in all 50 states and commercial inventory finance business in all 50 states and Canada. For more information about TCF, please visit http://ir.tcfbank.com.

Cautionary Statements for Purposes of the Safe Harbor Provisions of the Securities Litigation Reform Act
Any statements contained in this earnings release regarding the outlook for the Company's businesses and their respective markets, such as projections of future performance, targets, guidance, statements of the Company's plans and objectives, forecasts of market trends and other matters, are forward-looking statements based on the Company's assumptions and beliefs. Such statements may be identified by such words or phrases as "will likely result," "are expected to," "will continue," "outlook," "will benefit," "is anticipated," "estimate," "project," "management believes" or similar expressions. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those discussed in such statements and no assurance can be given that the results in any forward-looking statement will be achieved. For these statements, TCF claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Any forward-looking statement speaks only as of the date on which it is made, and we disclaim any obligation to subsequently revise any forward-looking statement to reflect events or circumstances after such date or to reflect the occurrence of anticipated or unanticipated events.

Certain factors could cause the Company's future results to differ materially from those expressed or implied in any forward-looking statements contained herein. These factors include the factors discussed in Part I, Item 1A of the Company's Annual Report on Form 10-K for the year ended December 31, 2016 under the heading "Risk Factors," the factors discussed below and any other cautionary statements, written or oral, which may be made or referred to in connection with any such forward-looking statements. Since it is not possible to foresee all such factors, these factors should not be considered as complete or exhaustive.

Adverse Economic or Business Conditions; Competitive Conditions; Credit and Other Risks. Deterioration in general economic and banking industry conditions, including those arising from government shutdowns, defaults, anticipated defaults or rating agency downgrades of sovereign debt (including debt of the U.S.), or increases in unemployment; adverse economic, business and competitive developments such as shrinking interest margins, reduced demand for financial services and loan and lease products, deposit outflows, increased deposit costs due to competition for deposit growth and evolving payment system developments, deposit account attrition or an inability to increase the number of deposit accounts; customers completing financial transactions without using a bank; adverse changes in credit quality and other risks posed by TCF's loan, lease, investment, securities held to maturity and securities available for sale portfolios, including declines in commercial or residential real estate values, changes in the allowance for loan and lease losses dictated by new market conditions or regulatory requirements, or the inability of home equity line borrowers to make increased payments caused by increased interest rates or amortization of principal; deviations from estimates of prepayment rates and fluctuations in interest rates that result in decreases in the value of assets such as interest-only strips that arise in connection with TCF's loan sales activity; interest rate risks resulting from fluctuations in prevailing interest rates or other factors that result in a mismatch between yields earned on TCF's interest-earning assets and the rates paid on its deposits and borrowings; foreign currency exchange risks; counterparty risk, including the risk of defaults by our counterparties or diminished availability of counterparties who satisfy our credit quality requirements; decreases in demand for the types of equipment that TCF leases or finances; the effect of any negative publicity; the effects of man-made and natural disasters, including fires, floods, tornadoes, hurricanes, acts of terrorism, civil disturbances and environmental damage, which may negatively affect our operations and/or our customers.

Legislative and Regulatory Requirements. New consumer protection and supervisory requirements and regulations, including those resulting from action by the Consumer Financial Protection Bureau ("CFPB") and changes in the scope of Federal preemption of state laws that could be applied to national banks and their subsidiaries; the imposition of requirements that adversely impact TCF's deposit, lending, loan collection and other business activities such as mortgage foreclosure moratorium laws, further regulation of financial institution campus banking programs, restrictions on arbitration, or new restrictions on loan and lease products; changes affecting customer account charges and fee income, including changes to interchange rates; regulatory actions or changes in customer opt-in preferences with respect to overdrafts, which may have an adverse impact on TCF; governmental regulations or judicial actions affecting the security interests of creditors; deficiencies in TCF's compliance programs, including under the Bank Secrecy Act in past or future periods, which may result in regulatory enforcement action including monetary penalties; increased health care costs including those resulting from health care reform; regulatory criticism and resulting enforcement actions or other adverse consequences such as increased capital requirements, higher deposit insurance assessments or monetary damages or penalties; heightened regulatory practices, requirements or expectations, including, but not limited to, requirements related to enterprise risk management, the Bank Secrecy Act and anti-money laundering compliance activity.

Earnings/Capital Risks and Constraints, Liquidity Risks. Limitations on TCF's ability to carry out its share repurchase program, pay dividends or increase dividends because of financial performance deterioration, regulatory restrictions or limitations; increased deposit insurance premiums, special assessments or other costs related to adverse conditions in the banking industry; the impact on banks of regulatory reform, including additional capital, leverage, liquidity and risk management requirements or changes in the composition of qualifying regulatory capital; adverse changes in securities markets directly or indirectly affecting TCF's ability to sell assets or to fund its operations; diminished unsecured borrowing capacity resulting from TCF credit rating downgrades or unfavorable conditions in the credit markets that restrict or limit various funding sources; costs associated with new regulatory requirements or interpretive guidance including those relating to liquidity; uncertainties relating to future retail deposit account changes, including limitations on TCF's ability to predict customer behavior and the impact on TCF's fee revenues.

Branching Risk; Growth Risks. Adverse developments affecting TCF's supermarket banking relationships or either of the primary supermarket chains in which TCF maintains supermarket branches; costs related to closing underperforming branches; inability to timely close underperforming branches due to long-term lease obligations; slower than anticipated growth in existing or acquired businesses; inability to successfully execute on TCF's growth strategy through acquisitions or expanding existing business relationships; failure to expand or diversify TCF's balance sheet through new or expanded programs or opportunities; failure to effectuate, and risks of claims related to, sales of loans; risks related to new product additions and addition of distribution channels (or entry into new markets) for existing products.

Technological and Operational Matters. Technological or operational difficulties, loss or theft of information, cyber-attacks and other security breaches, counterparty failures and the possibility that deposit account losses (fraudulent checks, etc.) may increase; failure to keep pace with technological change, such as by failing to develop and maintain technology necessary to satisfy customer demands, costs and possible disruptions related to upgrading systems; the failure to attract and retain key employees.

Litigation Risks. Results of litigation or government enforcement actions such as TCF's pending litigation with the CFPB and related matters, including class action litigation or enforcement actions concerning TCF's lending or deposit activities, including account opening/origination, servicing practices, fees or charges, employment practices, or checking account overdraft program "opt in" requirements; possible increases in indemnification obligations for certain litigation against Visa U.S.A.

Accounting, Audit, Tax and Insurance Matters. Changes in accounting standards or interpretations of existing standards; federal or state monetary, fiscal or tax policies, including the impact of the Tax Cuts and Jobs Act tax reform legislation and adoption of federal or state legislation that would increase federal or state taxes; ineffective internal controls; adverse federal, state or foreign tax assessments or findings in tax audits; lack of or inadequate insurance coverage for claims against TCF; potential for claims and legal action related to TCF's fiduciary responsibilities.

TCF FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except per-share data)
(Unaudited)

	Quarter Ended December 31,		Change
	2017	2016	$	%
Interest income:
Loans and leases	$256,633	$210,848	$45,785	21.7%
Securities available for sale	8,760	7,553	1,207	16.0
Securities held to maturity	1,048	1,165	(117)	(10.0)
Loans held for sale and other	4,187	12,092	(7,905)	(65.4)
Total interest income	270,628	231,658	38,970	16.8
Interest expense:
Deposits	20,846	15,053	5,793	38.5
Borrowings	7,922	5,159	2,763	53.6
Total interest expense	28,768	20,212	8,556	42.3
Net interest income	241,860	211,446	30,414	14.4
Provision for credit losses	22,259	19,888	2,371	11.9
Net interest income after provision for credit losses	219,601	191,558	28,043	14.6
Non-interest income:
Fees and service charges	33,267	35,132	(1,865)	(5.3)
Card revenue	14,251	13,689	562	4.1
ATM revenue	4,654	4,806	(152)	(3.2)
Subtotal	52,172	53,627	(1,455)	(2.7)
Gains on sales of auto loans, net	2,216	1,145	1,071	93.5
Gains on sales of consumer real estate loans, net	11,407	16,676	(5,269)	(31.6)
Servicing fee income	9,000	11,404	(2,404)	(21.1)
Subtotal	22,623	29,225	(6,602)	(22.6)
Leasing and equipment finance	42,831	31,316	11,515	36.8
Other	3,218	1,365	1,853	135.8
Fees and other revenue	120,844	115,533	5,311	4.6
Gains (losses) on securities, net	48	135	(87)	(64.4)
Total non-interest income	120,892	115,668	5,224	4.5
Non-interest expense:
Compensation and employee benefits	127,713	115,001	12,712	11.1
Occupancy and equipment	39,578	38,150	1,428	3.7
Other	158,936	59,235	99,701	168.3
Subtotal	326,227	212,386	113,841	53.6
Operating lease depreciation	16,497	10,906	5,591	51.3
Foreclosed real estate and repossessed assets, net	4,739	1,889	2,850	150.9
Other credit costs, net	343	178	165	92.7
Total non-interest expense	347,806	225,359	122,447	54.3
Income (loss) before income tax expense (benefit)	(7,313)	81,867	(89,180)	N.M.
Income tax expense (benefit)	(110,965)	29,762	(140,727)	N.M.
Income after income tax expense (benefit)	103,652	52,105	51,547	98.9
Income attributable to non-controlling interest	2,253	2,013	240	11.9
Net income attributable to TCF Financial Corporation	101,399	50,092	51,307	102.4
Preferred stock dividends	3,746	4,847	(1,101)	(22.7)
Net income available to common stockholders	$97,653	$45,245	$52,408	115.8

Earnings per common share:
Basic	$0.58	$0.27	$0.31	114.8%
Diluted	0.57	0.27	0.30	111.1

Dividends declared per common share	$0.075	$0.075	$—	—%

Average common and common equivalent shares
outstanding (in thousands):
Basic	169,233	167,412	1,821	1.1%
Diluted	170,069	168,049	2,020	1.2

N.M. Not Meaningful.

TCF FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except per-share data)
(Unaudited)

	Year Ended December 31,		Change
	2017	2016	$	%
Interest income:
Loans and leases	$954,246	$850,546	$103,700	12.2%
Securities available for sale	33,278	26,573	6,705	25.2
Securities held to maturity	4,436	4,649	(213)	(4.6)
Loans held for sale and other	27,097	48,962	(21,865)	(44.7)
Total interest income	1,019,057	930,730	88,327	9.5
Interest expense:
Deposits	66,012	61,788	4,224	6.8
Borrowings	27,807	20,836	6,971	33.5
Total interest expense	93,819	82,624	11,195	13.5
Net interest income	925,238	848,106	77,132	9.1
Provision for credit losses	68,443	65,874	2,569	3.9
Net interest income after provision for credit losses	856,795	782,232	74,563	9.5
Non-interest income:
Fees and service charges	131,887	137,664	(5,777)	(4.2)
Card revenue	55,732	54,882	850	1.5
ATM revenue	19,624	20,445	(821)	(4.0)
Subtotal	207,243	212,991	(5,748)	(2.7)
Gains on sales of auto loans, net	5,460	34,832	(29,372)	(84.3)
Gains on sales of consumer real estate loans, net	37,327	50,427	(13,100)	(26.0)
Servicing fee income	41,347	40,182	1,165	2.9
Subtotal	84,134	125,441	(41,307)	(32.9)
Leasing and equipment finance	145,039	119,166	25,873	21.7
Other	11,646	8,883	2,763	31.1
Fees and other revenue	448,062	466,481	(18,419)	(3.9)
Gains (losses) on securities, net	237	(581)	818	N.M.
Total non-interest income	448,299	465,900	(17,601)	(3.8)
Non-interest expense:
Compensation and employee benefits	483,235	474,722	8,513	1.8
Occupancy and equipment	156,909	149,980	6,929	4.6
Other	345,456	231,420	114,036	49.3
Subtotal	985,600	856,122	129,478	15.1
Operating lease depreciation	55,901	40,359	15,542	38.5
Foreclosed real estate and repossessed assets, net	17,756	13,187	4,569	34.6
Other credit costs, net	677	219	458	N.M.
Total non-interest expense	1,059,934	909,887	150,047	16.5
Income before income tax expense (benefit)	245,160	338,245	(93,085)	(27.5)
Income tax expense (benefit)	(33,624)	116,528	(150,152)	N.M.
Income after income tax expense (benefit)	278,784	221,717	57,067	25.7
Income attributable to non-controlling interest	10,147	9,593	554	5.8
Net income attributable to TCF Financial Corporation	268,637	212,124	56,513	26.6
Preferred stock dividends	19,904	19,388	516	2.7
Impact of preferred stock redemption	5,779	—	5,779	N.M.
Net income available to common stockholders	$242,954	$192,736	$50,218	26.1

Earnings per common share:
Basic	$1.44	$1.15	$0.29	25.2%
Diluted	1.44	1.15	0.29	25.2

Dividends declared per common share	$0.30	$0.30	$—	—%

Average common and common equivalent shares
outstanding (in thousands):
Basic	168,680	167,220	1,460	0.9%
Diluted	169,089	167,807	1,282	0.8

N.M. Not Meaningful.

TCF FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(Dollars in thousands, except per-share data)
(Unaudited)

	At Dec. 31,	At Dec. 31,	Change
	2017	2016	$	%
ASSETS:
Cash and due from banks	$621,782	$609,603	$12,179	2.0%
Investments	82,644	74,714	7,930	10.6
Securities held to maturity	161,576	181,314	(19,738)	(10.9)
Securities available for sale	1,709,018	1,423,435	285,583	20.1
Loans and leases held for sale	134,862	268,832	(133,970)	(49.8)
Loans and leases:
Consumer real estate:
First mortgage lien	1,959,387	2,292,596	(333,209)	(14.5)
Junior lien	2,860,309	2,791,756	68,553	2.5
Total consumer real estate	4,819,696	5,084,352	(264,656)	(5.2)
Commercial	3,561,193	3,286,478	274,715	8.4
Leasing and equipment finance	4,761,661	4,336,310	425,351	9.8
Inventory finance	2,739,754	2,470,175	269,579	10.9
Auto finance	3,199,639	2,647,741	551,898	20.8
Other	22,517	18,771	3,746	20.0
Total loans and leases	19,104,460	17,843,827	1,260,633	7.1
Allowance for loan and lease losses	(171,041)	(160,269)	(10,772)	(6.7)
Net loans and leases	18,933,419	17,683,558	1,249,861	7.1
Premises and equipment, net	421,549	418,372	3,177	0.8
Goodwill, net	154,757	225,640	(70,883)	(31.4)
Other assets	782,552	555,858	226,694	40.8
Total assets	$23,002,159	$21,441,326	$1,560,833	7.3

LIABILITIES AND EQUITY:
Deposits:
Checking	$6,300,127	$6,009,151	$290,976	4.8%
Savings	5,287,606	4,719,481	568,125	12.0
Money market	1,764,998	2,421,467	(656,469)	(27.1)
Certificates of deposit	4,982,271	4,092,423	889,848	21.7
Total deposits	18,335,002	17,242,522	1,092,480	6.3
Short-term borrowings	—	4,391	(4,391)	(100.0)
Long-term borrowings	1,249,449	1,073,181	176,268	16.4
Total borrowings	1,249,449	1,077,572	171,877	16.0
Accrued expenses and other liabilities	737,124	676,587	60,537	8.9
Total liabilities	20,321,575	18,996,681	1,324,894	7.0
Total TCF Financial Corporation stockholders' equity	2,662,757	2,427,483	235,274	9.7
Non-controlling interest in subsidiaries	17,827	17,162	665	3.9
Total equity	2,680,584	2,444,645	235,939	9.7
Total liabilities and equity	$23,002,159	$21,441,326	$1,560,833	7.3

TCF FINANCIAL CORPORATION AND SUBSIDIARIES
SUMMARY OF CREDIT QUALITY DATA
(Dollars in thousands)
(Unaudited)

Over 60-Day Delinquencies as a Percentage of Portfolio(1)

	At	At	At	At	At	Change from
	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,		Dec. 31,
	2017	2017	2017	2017	2016	2017		2016
Consumer real estate:
First mortgage lien	0.25%	0.32%	0.31%	0.28%	0.40%	(7)	bps	(15)	bps
Junior lien	0.04	0.05	0.05	0.05	0.05	(1)		(1)
Total consumer real estate	0.13	0.15	0.16	0.15	0.21	(2)		(8)
Commercial	—	—	—	—	—	—		—
Leasing and equipment finance	0.14	0.15	0.14	0.12	0.10	(1)		4
Inventory finance	0.01	0.01	0.01	—	—	—		1
Auto finance	0.28	0.25	0.20	0.13	0.23	3		5
Other	0.04	0.07	0.30	0.05	0.10	(3)		(6)
Subtotal	0.11	0.12	0.11	0.09	0.12	(1)		(1)
Portfolios acquired with deteriorated credit quality	13.18	9.42	—	—	—	376		1,318
Total delinquencies	0.12	0.13	0.11	0.09	0.12	(1)		—

(1)	Excludes non-accrual loans and leases.

Net Charge-Offs as a Percentage of Average Loans and Leases

	Quarter Ended(1)					Change from
	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,		Dec. 31,
	2017	2017	2017	2017	2016	2017		2016
Consumer real estate:
First mortgage lien	0.18%	(0.16)%	0.15%	(0.18)%	0.26%	34	bps	(8)	bps
Junior lien	(0.03)	(0.38)	0.05	(0.89)	0.08	35		(11)
Total consumer real estate	0.05	(0.29)	0.09	(0.58)	0.17	34		(12)
Commercial	(0.04)	(0.02)	0.29	0.32	0.01	(2)		(5)
Leasing and equipment finance	0.41	0.10	0.14	0.13	0.10	31		31
Inventory finance	0.15	0.08	0.09	0.01	0.07	7		8
Auto finance	1.36	1.13	0.83	1.12	1.09	23		27
Other	N.M.	N.M.	N.M.	N.M.	N.M.	N.M.		N.M.
Total	0.38	0.18	0.28	0.11	0.27	20		11

N.M. Not Meaningful.

(1)	Annualized.

Non-Accrual Loans and Leases Rollforward

	Quarter Ended					Change from
	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Dec. 31,
	2017	2017	2017	2017	2016	2017	2016
Balance, beginning of period	$119,619	$129,273	$138,981	$181,445	$190,047	$(9,654)	$(70,428)
Additions	32,384	39,094	23,667	34,661	32,398	(6,710)	(14)
Charge-offs	(7,636)	(3,916)	(6,819)	(6,412)	(4,158)	(3,720)	(3,478)
Transfers to other assets	(9,551)	(7,308)	(10,870)	(8,786)	(17,118)	(2,243)	7,567
Return to accrual status	(2,187)	(3,559)	(3,077)	(2,591)	(4,546)	1,372	2,359
Payments received	(14,412)	(7,993)	(11,647)	(10,732)	(14,351)	(6,419)	(61)
Sales	—	(25,924)	(892)	(49,916)	(2,764)	25,924	2,764
Other, net	365	(48)	(70)	1,312	1,937	413	(1,572)
Balance, end of period	$118,582	$119,619	$129,273	$138,981	$181,445	$(1,037)	$(62,863)

TCF FINANCIAL CORPORATION AND SUBSIDIARIES
SUMMARY OF CREDIT QUALITY DATA, CONTINUED
(Dollars in thousands)
(Unaudited)

Other Real Estate Owned Rollforward

	Quarter Ended					Change from
	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Dec. 31,
	2017	2017	2017	2017	2016	2017	2016
Balance, beginning of period	$26,405	$28,727	$31,959	$46,797	$33,712	$(2,322)	$(7,307)
Transferred in	5,638	5,685	8,638	7,212	13,865	(47)	(8,227)
Sales	(13,395)	(9,204)	(11,243)	(14,982)	(8,655)	(4,191)	(4,740)
Writedowns	(1,024)	(1,345)	(1,674)	(1,538)	(1,281)	321	257
Other, net(1)	601	2,542	1,047	(5,530)	9,156	(1,941)	(8,555)
Balance, end of period	$18,225	$26,405	$28,727	$31,959	$46,797	$(8,180)	$(28,572)

(1)	Includes transfers (to) from premises and equipment.

Allowance for Loan and Lease Losses

	At		At		At		At		At
	Dec. 31,		Sep. 30,		Jun. 30,		Mar. 31,		Dec. 31,
	2017		2017		2017		2017		2016
		% of		% of		% of		% of		% of
	Balance	Portfolio	Balance	Portfolio	Balance	Portfolio	Balance	Portfolio	Balance	Portfolio
Consumer real estate	$47,168	0.98%	$47,838	0.97%	$52,408	1.10%	$53,851	1.16%	$59,448	1.17%
Commercial	37,195	1.04	36,344	1.04	34,669	0.99	33,697	1.00	32,695	0.99
Leasing and equipment finance	22,528	0.47	22,771	0.48	21,922	0.51	21,257	0.50	21,350	0.49
Inventory finance	13,233	0.48	11,978	0.46	12,129	0.48	15,816	0.55	13,932	0.56
Auto finance	50,225	1.57	48,660	1.50	43,893	1.35	35,108	1.26	32,310	1.22
Other	692	3.07	653	3.19	599	3.08	437	2.60	534	2.84
Total	$171,041	0.90	$168,244	0.89	$165,620	0.90	$160,166	0.89	$160,269	0.90

Changes in Allowance for Loan and Lease Losses

	Quarter Ended					Change from
	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Dec. 31,
	2017	2017	2017	2017	2016	2017	2016
Balance, beginning of period	$168,244	$165,620	$160,166	$160,269	$155,841	$2,624	$12,403
Charge-offs	(23,865)	(17,999)	(18,326)	(18,902)	(16,451)	(5,866)	(7,414)
Recoveries	5,580	9,847	5,412	13,813	4,718	(4,267)	862
Net (charge-offs) recoveries	(18,285)	(8,152)	(12,914)	(5,089)	(11,733)	(10,133)	(6,552)
Provision for credit losses	22,259	14,545	19,446	12,193	19,888	7,714	2,371
Other	(1,177)	(3,769)	(1,078)	(7,207)	(3,727)	2,592	2,550
Balance, end of period	$171,041	$168,244	$165,620	$160,166	$160,269	$2,797	$10,772

TCF FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED AVERAGE BALANCE SHEETS, YIELDS AND RATES
(Dollars in thousands)
(Unaudited)

	Quarter Ended December 31,
	2017			2016
	Average		Yields and	Average		Yields and
	Balance	Interest(1)	Rates(1)(2)	Balance	Interest(1)	Rates(1)(2)
ASSETS:
Investments and other	$303,958	$2,349	3.07%	$276,018	$2,322	3.35%
Securities held to maturity	163,080	1,048	2.57	182,177	1,165	2.56
Securities available for sale:(3)
Taxable	831,113	4,675	2.25	791,289	4,400	2.22
Tax-exempt(4)	779,964	6,284	3.22	610,070	4,851	3.18
Loans and leases held for sale	113,501	1,838	6.43	492,457	9,770	7.89
Loans and leases:(5)
Consumer real estate:
Fixed-rate	1,821,240	25,729	5.61	2,169,493	30,367	5.57
Variable- and adjustable-rate	3,151,183	47,290	5.95	2,916,653	39,294	5.36
Total consumer real estate	4,972,423	73,019	5.83	5,086,146	69,661	5.45
Commercial:
Fixed-rate	963,703	13,337	5.49	948,856	11,212	4.70
Variable- and adjustable-rate	2,573,022	30,382	4.68	2,198,661	22,395	4.05
Total commercial	3,536,725	43,719	4.90	3,147,517	33,607	4.25
Leasing and equipment finance	4,713,015	57,722	4.90	4,252,543	47,129	4.43
Inventory finance	2,688,387	40,753	6.01	2,389,980	34,820	5.80
Auto finance	3,267,855	43,109	5.23	2,647,088	26,903	4.04
Other	13,007	157	4.75	9,307	135	5.72
Total loans and leases	19,191,412	258,479	5.35	17,532,581	212,255	4.82
Total interest-earning assets	21,383,028	274,673	5.11	19,884,592	234,763	4.70
Other assets(6)	1,437,126			1,253,002
Total assets	$22,820,154			$21,137,594
LIABILITIES AND EQUITY:
Non-interest bearing deposits:
Retail	$1,938,053			$1,773,673
Small business	972,493			926,388
Commercial and custodial	660,300			615,686
Total non-interest bearing deposits	3,570,846			3,315,747
Interest-bearing deposits:
Checking	2,541,475	114	0.02	2,454,815	85	0.01
Savings	5,140,417	2,284	0.18	4,670,906	429	0.04
Money market	1,854,442	2,242	0.48	2,429,239	3,451	0.57
Certificates of deposit	5,032,085	16,206	1.28	4,198,190	11,088	1.05
Total interest-bearing deposits	14,568,419	20,846	0.57	13,753,150	15,053	0.44
Total deposits	18,139,265	20,846	0.46	17,068,897	15,053	0.35
Borrowings:
Short-term borrowings	3,759	17	1.75	5,063	9	0.77
Long-term borrowings	1,295,268	7,905	2.43	931,720	5,150	2.21
Total borrowings	1,299,027	7,922	2.43	936,783	5,159	2.20
Total interest-bearing liabilities	15,867,446	28,768	0.72	14,689,933	20,212	0.55
Total deposits and borrowings	19,438,292	28,768	0.59	18,005,680	20,212	0.45
Accrued expenses and other liabilities	790,850			695,778
Total liabilities	20,229,142			18,701,458
Total TCF Financial Corp. stockholders' equity	2,570,613			2,417,222
Non-controlling interest in subsidiaries	20,399			18,914
Total equity	2,591,012			2,436,136
Total liabilities and equity	$22,820,154			$21,137,594
Net interest income and margin		$245,905	4.57		$214,551	4.30

(1)	Interest and yields are presented on a fully tax-equivalent basis.

(2)	Annualized.

(3)	Average balances and yields of securities available for sale are based upon historical amortized cost and exclude equity securities.

(4)	The yield on tax-exempt securities available for sale is computed on a tax-equivalent basis using a statutory federal income tax rate of 35% for all periods presented.

(5)	Average balances of loans and leases include non-accrual loans and leases and are presented net of unearned income.

(6)	Includes leased equipment and related initial direct costs under operating leases of $267.8 million and $157.2 million for the fourth quarters of 2017 and 2016, respectively.

TCF FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED AVERAGE BALANCE SHEETS, YIELDS AND RATES
(Dollars in thousands)
(Unaudited)

	Year Ended December 31,
	2017			2016
	Average		Yields and	Average		Yields and
	Balance	Interest(1)	Rates(1)	Balance	Interest(1)	Rates(1)
ASSETS:
Investments and other	$282,507	$10,491	3.71%	$319,582	$9,314	2.91%
Securities held to maturity	170,006	4,436	2.61	190,863	4,649	2.44
Securities available for sale:(2)
Taxable	823,526	18,382	2.23	719,743	16,238	2.26
Tax-exempt(3)	712,530	22,916	3.22	495,708	15,900	3.21
Loans and leases held for sale	208,678	16,606	7.96	479,401	39,648	8.27
Loans and leases:(4)
Consumer real estate:
Fixed-rate	1,934,395	109,185	5.64	2,285,647	130,753	5.72
Variable- and adjustable-rate	2,961,449	171,671	5.80	2,948,482	156,919	5.32
Total consumer real estate	4,895,844	280,856	5.74	5,234,129	287,672	5.50
Commercial:
Fixed-rate	977,698	47,587	4.87	972,107	47,445	4.88
Variable- and adjustable-rate	2,455,578	111,886	4.56	2,154,774	85,996	3.99
Total commercial	3,433,276	159,473	4.64	3,126,881	133,441	4.27
Leasing and equipment finance	4,399,138	202,508	4.60	4,106,718	183,029	4.46
Inventory finance	2,646,500	164,386	6.21	2,414,684	140,453	5.82
Auto finance	3,105,326	152,974	4.93	2,693,041	110,651	4.11
Other	11,149	571	5.11	9,538	548	5.74
Total loans and leases	18,491,233	960,768	5.20	17,584,991	855,794	4.87
Total interest-earning assets	20,688,480	1,033,599	5.00	19,790,288	941,543	4.76
Other assets(5)	1,363,487			1,285,127
Total assets	$22,051,967			$21,075,415
LIABILITIES AND EQUITY:
Non-interest bearing deposits:
Retail	$1,931,856			$1,778,707
Small business	925,890			884,192
Commercial and custodial	634,487			585,611
Total non-interest bearing deposits	3,492,233			3,248,510
Interest-bearing deposits:
Checking	2,541,407	379	0.01	2,452,206	346	0.01
Savings	4,888,280	4,255	0.09	4,677,517	1,510	0.03
Money market	2,140,553	10,139	0.47	2,488,977	15,114	0.61
Certificates of deposit	4,495,062	51,239	1.14	4,229,247	44,818	1.06
Total interest-bearing deposits	14,065,302	66,012	0.47	13,847,947	61,788	0.45
Total deposits	17,557,535	66,012	0.38	17,096,457	61,788	0.36
Borrowings:
Short-term borrowings	5,267	58	1.10	7,051	51	0.73
Long-term borrowings	1,239,433	27,749	2.24	890,846	20,785	2.33
Total borrowings	1,244,700	27,807	2.23	897,897	20,836	2.32
Total interest-bearing liabilities	15,310,002	93,819	0.61	14,745,844	82,624	0.56
Total deposits and borrowings	18,802,235	93,819	0.50	17,994,354	82,624	0.46
Accrued expenses and other liabilities	713,794			686,360
Total liabilities	19,516,029			18,680,714
Total TCF Financial Corp. stockholders' equity	2,513,424			2,373,176
Non-controlling interest in subsidiaries	22,514			21,525
Total equity	2,535,938			2,394,701
Total liabilities and equity	$22,051,967			$21,075,415
Net interest income and margin		$939,780	4.54		$858,919	4.34

(1)	Interest and yields are presented on a fully tax-equivalent basis.

(2)	Average balances and yields of securities available for sale are based upon historical amortized cost and exclude equity securities.

(3)	The yield on tax-exempt securities available for sale is computed on a tax-equivalent basis using a statutory federal income tax rate of 35% for all periods presented.

(4)	Average balances of loans and leases include non-accrual loans and leases and are presented net of unearned income.

(5)	Includes leased equipment and related initial direct costs under operating leases of $224.7 million and $140.3 million for the year ended December 31, 2017 and 2016, respectively.

TCF FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME AND FINANCIAL HIGHLIGHTS
(Dollars in thousands, except per-share data)
(Unaudited)

	Quarter Ended
	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,
	2017	2017	2017	2017	2016
Interest income:
Loans and leases	$256,633	$243,973	$234,092	$219,548	$210,848
Securities available for sale	8,760	8,486	8,052	7,980	7,553
Securities held to maturity	1,048	1,073	1,035	1,280	1,165
Loans held for sale and other	4,187	4,073	5,338	13,499	12,092
Total interest income	270,628	257,605	248,517	242,307	231,658
Interest expense:
Deposits	20,846	17,015	14,436	13,715	15,053
Borrowings	7,922	6,487	6,920	6,478	5,159
Total interest expense	28,768	23,502	21,356	20,193	20,212
Net interest income	241,860	234,103	227,161	222,114	211,446
Provision for credit losses	22,259	14,545	19,446	12,193	19,888
Net interest income after provision for credit losses	219,601	219,558	207,715	209,921	191,558
Non-interest income:
Fees and service charges	33,267	34,605	32,733	31,282	35,132
Card revenue	14,251	14,177	14,154	13,150	13,689
ATM revenue	4,654	5,234	5,061	4,675	4,806
Subtotal	52,172	54,016	51,948	49,107	53,627
Gains on sales of auto loans, net	2,216	—	380	2,864	1,145
Gains on sales of consumer real estate loans, net	11,407	8,049	8,980	8,891	16,676
Servicing fee income	9,000	9,966	10,730	11,651	11,404
Subtotal	22,623	18,015	20,090	23,406	29,225
Leasing and equipment finance	42,831	34,080	39,830	28,298	31,316
Other	3,218	2,930	2,795	2,703	1,365
Fees and other revenue	120,844	109,041	114,663	103,514	115,533
Gains (losses) on securities, net	48	189	—	—	135
Total non-interest income	120,892	109,230	114,663	103,514	115,668
Non-interest expense:
Compensation and employee benefits	127,713	115,127	115,918	124,477	115,001
Occupancy and equipment	39,578	38,766	38,965	39,600	38,150
Other	158,936	61,408	61,075	64,037	59,235
Subtotal	326,227	215,301	215,958	228,114	212,386
Operating lease depreciation	16,497	15,696	12,466	11,242	10,906
Foreclosed real estate and repossessed assets, net	4,739	3,829	4,639	4,549	1,889
Other credit costs, net	343	209	24	101	178
Total non-interest expense	347,806	235,035	233,087	244,006	225,359
Income (loss) before income tax expense (benefit)	(7,313)	93,753	89,291	69,429	81,867
Income tax expense (benefit)	(110,965)	30,704	25,794	20,843	29,762
Income after income tax expense (benefit)	103,652	63,049	63,497	48,586	52,105
Income attributable to non-controlling interest	2,253	2,521	3,065	2,308	2,013
Net income attributable to TCF Financial Corporation	101,399	60,528	60,432	46,278	50,092
Preferred stock dividends	3,746	6,464	4,847	4,847	4,847
Impact of preferred stock redemption	—	5,779	—	—	—
Net income available to common stockholders	$97,653	$48,285	$55,585	$41,431	$45,245

Earnings per common share:
Basic	$0.58	$0.29	$0.33	$0.25	$0.27
Diluted	0.57	0.29	0.33	0.25	0.27

Dividends declared per common share	$0.075	$0.075	$0.075	$0.075	$0.075

Financial highlights:(1)
Return on average assets	1.82%	1.15%	1.17%	0.90%	0.99%
Return on average common equity	16.95	8.44	9.96	7.64	8.40
Net interest margin	4.57	4.61	4.52	4.46	4.30

(1)	Annualized.

TCF FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED QUARTERLY AVERAGE BALANCE SHEETS
(In thousands)
(Unaudited)

	Dec. 31, 2017	Sep. 30, 2017	Jun. 30, 2017	Mar. 31, 2017	Dec. 31, 2016
ASSETS:
Investments and other	$303,958	$279,839	$259,548	$286,519	$276,018
Securities held to maturity	163,080	166,883	172,322	177,939	182,177
Securities available for sale:(1)
Taxable	831,113	825,192	821,744	815,867	791,289
Tax-exempt	779,964	737,859	689,667	640,826	610,070
Loans and leases held for sale	113,501	96,143	165,859	464,301	492,457
Loans and leases:(2)
Consumer real estate:
Fixed-rate	1,821,240	1,872,607	1,963,822	2,083,472	2,169,493
Variable- and adjustable-rate	3,151,183	2,964,493	2,782,296	2,945,529	2,916,653
Total consumer real estate	4,972,423	4,837,100	4,746,118	5,029,001	5,086,146
Commercial:
Fixed-rate	963,703	980,262	966,884	1,000,316	948,856
Variable- and adjustable-rate	2,573,022	2,493,163	2,450,168	2,302,575	2,198,661
Total commercial	3,536,725	3,473,425	3,417,052	3,302,891	3,147,517
Leasing and equipment finance	4,713,015	4,316,434	4,277,376	4,285,944	4,252,543
Inventory finance	2,688,387	2,479,416	2,723,340	2,696,787	2,389,980
Auto finance	3,267,855	3,280,612	3,149,974	2,714,862	2,647,088
Other	13,007	11,567	10,235	9,740	9,307
Total loans and leases	19,191,412	18,398,554	18,324,095	18,039,225	17,532,581
Total interest-earning assets	21,383,028	20,504,470	20,433,235	20,424,677	19,884,592
Other assets(3)	1,437,126	1,434,957	1,315,495	1,263,678	1,253,002
Total assets	$22,820,154	$21,939,427	$21,748,730	$21,688,355	$21,137,594

LIABILITIES AND EQUITY:
Non-interest-bearing deposits:
Retail	$1,938,053	$1,940,797	$1,967,542	$1,880,298	$1,773,673
Small business	972,493	937,847	897,391	894,845	926,388
Commercial and custodial	660,300	642,400	608,706	626,081	615,686
Total non-interest bearing deposits	3,570,846	3,521,044	3,473,639	3,401,224	3,315,747
Interest-bearing deposits:
Checking	2,541,475	2,539,211	2,554,563	2,530,281	2,454,815
Savings	5,140,417	4,846,090	4,806,371	4,756,486	4,670,906
Money market	1,854,442	2,106,814	2,221,807	2,385,353	2,429,239
Certificates of deposit	5,032,085	4,636,007	4,266,488	4,033,143	4,198,190
Total interest-bearing deposits	14,568,419	14,128,122	13,849,229	13,705,263	13,753,150
Total deposits	18,139,265	17,649,166	17,322,868	17,106,487	17,068,897
Borrowings:
Short-term borrowings	3,759	6,448	6,230	4,628	5,063
Long-term borrowings	1,295,268	983,004	1,225,022	1,459,053	931,720
Total borrowings	1,299,027	989,452	1,231,252	1,463,681	936,783
Total interest-bearing liabilities	15,867,446	15,117,574	15,080,481	15,168,944	14,689,933
Total deposits and borrowings	19,438,292	18,638,618	18,554,120	18,570,168	18,005,680
Accrued expenses and other liabilities	790,850	723,792	673,740	665,301	695,778
Total liabilities	20,229,142	19,362,410	19,227,860	19,235,469	18,701,458
Total TCF Financial Corporation stockholders' equity	2,570,613	2,554,667	2,494,682	2,431,755	2,417,222
Non-controlling interest in subsidiaries	20,399	22,350	26,188	21,131	18,914
Total equity	2,591,012	2,577,017	2,520,870	2,452,886	2,436,136
Total liabilities and equity	$22,820,154	$21,939,427	$21,748,730	$21,688,355	$21,137,594

(1)	Average balances of securities available for sale are based upon historical amortized cost and exclude equity securities.

(2)	Average balances of loans and leases include non-accrual loans and leases and are presented net of unearned income.

(3)
Includes leased equipment and related initial direct costs under operating leases of $267.8 million, $249.0 million, $200.7 million, $180.3 million and $157.2 million for the fourth, third, second and first quarters of 2017, and for the fourth quarter of 2016, respectively.

TCF FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED QUARTERLY YIELDS AND RATES(1)(2)
(Unaudited)

	Dec. 31, 2017	Sep. 30, 2017	Jun. 30, 2017	Mar. 31, 2017	Dec. 31, 2016
ASSETS:
Investments and other	3.07%	3.80%	4.20%	3.88%	3.35%
Securities held to maturity	2.57	2.57	2.40	2.88	2.56
Securities available for sale:(3)
Taxable	2.25	2.24	2.16	2.28	2.22
Tax-exempt(4)	3.22	3.22	3.23	3.19	3.18
Loans and leases held for sale	6.43	5.75	6.34	9.39	7.89
Loans and leases:
Consumer real estate:
Fixed-rate	5.61	5.61	5.65	5.70	5.57
Variable- and adjustable rate	5.95	5.91	5.76	5.54	5.36
Total consumer real estate	5.83	5.80	5.72	5.60	5.45
Commercial:
Fixed-rate	5.49	4.62	4.62	4.75	4.70
Variable- and adjustable-rate	4.68	4.76	4.45	4.30	4.05
Total commercial	4.90	4.72	4.50	4.43	4.25
Leasing and equipment finance	4.90	4.53	4.48	4.48	4.43
Inventory finance	6.01	6.71	6.22	5.93	5.80
Auto finance	5.23	5.17	5.01	4.15	4.04
Other	4.75	5.03	5.37	5.44	5.72
Total loans and leases	5.35	5.31	5.15	4.95	4.82

Total interest-earning assets	5.11	5.07	4.94	4.86	4.70

LIABILITIES:
Interest-bearing deposits:
Checking	0.02	0.02	0.01	0.01	0.01
Savings	0.18	0.08	0.04	0.04	0.04
Money market	0.48	0.47	0.45	0.50	0.57
Certificates of deposit	1.28	1.16	1.07	1.02	1.05
Total interest-bearing deposits	0.57	0.48	0.42	0.41	0.44
Total deposits	0.46	0.38	0.33	0.33	0.35
Borrowings:
Short-term borrowings	1.75	1.33	0.79	0.65	0.77
Long-term borrowings	2.43	2.62	2.26	1.78	2.21
Total borrowings	2.43	2.62	2.25	1.78	2.20

Total interest-bearing liabilities	0.72	0.62	0.57	0.54	0.55

Net interest margin	4.57	4.61	4.52	4.46	4.30

(1)	Annualized.

(2)	Yields are presented on a fully tax-equivalent basis.

(3)	Average yields of securities available for sale are based upon historical amortized cost and exclude equity securities.

(4)	The yield on tax-exempt securities available for sale is computed on a tax-equivalent basis using a statutory federal income tax rate of 35% for all periods presented.

TCF FINANCIAL CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES(1)
(Dollars in thousands, except per share data)
(Unaudited)
		At Dec. 31,	At Dec. 31,
		2017	2016
Computation of tangible common equity to tangible assets and tangible book value per common share:
Total equity		$2,680,584	$2,444,645
Less: Non-controlling interest in subsidiaries		17,827	17,162
Total TCF Financial Corporation stockholders' equity		2,662,757	2,427,483
Less: Preferred stock		265,821	263,240
Total common stockholders' equity	(a)	2,396,936	2,164,243
Less:
Goodwill, net		154,757	225,640
Other intangibles, net		23,687	1,738
Tangible common equity	(b)	$2,218,492	$1,936,865

Total assets	(c)	$23,002,159	$21,441,326
Less:
Goodwill, net		154,757	225,640
Other intangibles, net		23,687	1,738
Tangible assets	(d)	$22,823,715	$21,213,948

Common stock shares outstanding	(e)	171,669,419	170,991,940

Common equity to assets	(a) / (c)	10.42%	10.09%
Tangible common equity to tangible assets	(b) / (d)	9.72%	9.13%

Book value per common share	(a) / (e)	$13.96	$12.66
Tangible book value per common share	(b) / (e)	$12.92	$11.33

		Quarter Ended			Year Ended
		Dec. 31,	Sep. 30,	Dec. 31,	Dec. 31,	Dec. 31,
		2017	2017	2016	2017	2016
Computation of return on average tangible common equity:
Net income available to common stockholders	(f)	$97,653	$48,285	$45,245	$242,954	$192,736
Plus: Goodwill impairment		73,041	—	—	73,041	—
Plus: Other intangibles amortization and impairment		1,187	806	290	2,354	1,388
Less: Income tax expense attributable to other intangibles amortization and impairment		530	277	103	1,050	493
Adjusted net income available to common stockholders	(g)	$171,351	$48,814	$45,432	$317,299	$193,631

Average balances:
Total equity		$2,591,012	$2,577,017	$2,436,136	$2,535,938	$2,394,701
Less: Non-controlling interest in subsidiaries		20,399	22,350	18,914	22,514	21,525
Total TCF Financial Corporation stockholders' equity		2,570,613	2,554,667	2,417,222	2,513,424	2,373,176
Less: Preferred stock		265,821	265,556	263,240	264,474	263,240
Average total common stockholders' equity	(h)	2,304,792	2,289,111	2,153,982	2,248,950	2,109,936
Less:
Goodwill, net		197,734	227,539	225,640	219,144	225,640
Other intangibles, net		21,901	22,279	1,872	12,807	2,414
Average tangible common equity	(i)	$2,085,157	$2,039,293	$1,926,470	$2,016,999	$1,881,882

Return on average common equity(2)	(f) / (h)	16.95%	8.44%	8.40%	10.80%	9.13%
Return on average tangible common equity(2)	(g) / (i)	32.87%	9.57%	9.43%	15.73%	10.29%

(1)
When evaluating capital adequacy and utilization, management considers financial measures such as tangible common equity to tangible assets, tangible book value per common share and return on average tangible common equity. These measures are non-GAAP financial measures and are viewed by management as useful indicators of capital levels available to withstand unexpected market or economic conditions and also provide investors, regulators and other users with information to be viewed in relation to other banking institutions.

(2)	Annualized.

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